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PROXY                                                                      PROXY
                                SPORTMART, INC.
           1400 South Wolf Road, Suite 200, Wheeling, Illinois 60090
                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER ___, 1997


TO VOTE AT THE SPECIAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF SPORTMART, INC., SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

The undersigned holder of Voting Common Stock of Sportmart, Inc. (the "Company") hereby appoints Larry J. Hochberg and Andrew S. Hochberg, or either of them, with full power of substitution, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Special Meeting of Stockholders (the "Special Meeting") to be held on December ___, 1997, local time, at The Westin Hotel - O'Hare, 8100 River Road, Rosemont, Illinois, and at any adjournments thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy, when properly executed, will be voted and will be voted in the manner as directed herein by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus.

                                   (Comments/Change of Address)

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                       (If you have written in the above space, please mark the
                       corresponding box on the reverse side)

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                            - FOLD AND DETACH HERE -


                                SPORTMART, INC.
                        1400 South Wolf Road, Suite 200
                            Wheeling, Illinois 60090


                             YOUR VOTE IS IMPORTANT
                                 TO THE COMPANY

               PLEASE SIGN AND RETURN YOUR PROXY/INSTRUCTION
               CARD BY TEARING OFF THE TOP PORTION OF THIS SHEET
               AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID
               ENVELOPE.
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                                 SPORTMART, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                              ]

                                                       FOR  WITHHOLD  FOR ALL
                                                       ALL     ALL    EXCEPT
1.   Adoption of the Merger Agreement (as defined in   [ ]     [ ]     [ ]
     the Proxy Statement/Prospectus that accompanies this Proxy) and the transactions contemplated thereby.

2. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Special Meeting, or any adjourn-ments hereof.

     I am planning to attend the Special Meeting of    [ ]
     Stockholders.

Comments/      Date:                          , 1997
  Change  [ ]       --------------------------
of Address
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               Signature(s)


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               Signature(s)

               PLEASE MARK, SIGN, DATE AND RETURN THIS
               CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
               If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

               Please date and sign exactly as the name appears hereon. When signing as executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. If you sign for a partnership, please sign in partnership name by an authorized person.

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                            * FOLD AND DETACH HERE *




                PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE,
                                DATE, AND RETURN
         THIS PROXY FORM PROMPTLY USING THE ENCLOSED POSTPAID ENVELOPE.